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                                                                       Exhibit 6


                             JOINT FILING AGREEMENT

     Joint Filing Agreement, dated as of January 8, 1998, by and among Mellon Ventures, L.P., MVMA, L.P. and MVMA, Inc.

     Each of the parties hereto hereby agrees that it shall jointly file a
Schedule 13D/A with the other parties hereto amending and supplementing the
Schedule 13D filed by the parties hereto on October 26, 1998.


                              Mellon Ventures, L.P.

                              By:  /s/ Ronald J. Combes
                                   --------------------
                              Vice President


                              MVMA, L.P.

                              By:  /s/ Ronald J. Combes
                                   --------------------
                              Vice President


                              MVMA, INC.

                              By:  /s/ Ronald J. Combes
                                   --------------------
                              Vice President